SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 20, 2006
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On November 16, 2006, a wholly-owned subsidiary of Ashford Hospitality Trust, Inc. (the “Company”) entered into the following agreement:
Loan Agreement, dated November 16, 2006, by and among Ashford Chicago O’Hare LP (as Borrower) and Morgan Stanley Mortgage Capital, Inc. (as Lender)
The information set forth in Item 2.03 is incorporated herein by reference.
ITEM 2.03 MATERIAL FINANCIAL OBLIGATION
On November 16, 2006, the Company executed a $101.0 million, ten-year, fixed-rate first mortgage with Morgan Stanley Mortgage Capital, Inc. The loan bears interest at a rate of 5.81%, is interest-only for the first five years, matures December 8, 2016, and is secured by the Company’s Westin O’Hare hotel in Rosemont, Illinois. The loan is subject to acceleration upon the occurrence of certain events of default by the borrower.
On November 16, 2006, proceeds from this loan were used to repay the $80.0 million outstanding balance on the Company’s $150.0 million credit facility, due August 16, 2008, with an interest rate of LIBOR plus a range of 1.6% to 1.85% depending on the loan-to-value ratio. The Company originally drew this $80.0 million on November 8, 2006, to fund a portion of the purchase price of its acquisition of the Westin O’Hare hotel in Rosemont, Illinois, on November 9, 2006.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits
10.32	Loan Agreement, dated November 16, 2006, by and among the Registrant and Morgan Stanley Mortgage Capital, Inc.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2006

ASHFORD HOSPITALITY TRUST, INC.
By:	/S/ DAVID A. BROOKS
David A. Brooks
Chief Legal Officer